Exhibit 99.1

INVESTOR RELATIONS: John Merriwether, 866-248-3872 InvestorRelations@amctheatres.com MEDIA CONTACTS: Ryan Noonan, (913) 213-2183 rnoonan@amctheatres.com

FOR IMMEDIATE RELEASE

AMC Entertainment Holdings, Inc. Announces

Record Fourth Quarter and Year-End 2014 Results

Innovative Guest Initiatives Drive Earnings

LEAWOOD, KANSAS - (February 17, 2015) — AMC Entertainment Holdings, Inc. (“AMC” or “the Company”), one of the world’s leading theatrical exhibition companies and an industry leader in innovation and operational excellence, today reported results for the fourth quarter and year ended December 31, 2014.

Highlights for the fourth quarter 2014 include the following:

•                  Total revenues were $712.2 million compared to total revenues of $713.0 million for the three months ended December 31, 2013.

•                  Admissions revenues were $460.3 million compared to $482.1 million for the same period a year ago. Average ticket price was $9.54 compared to $9.57 for the same period a year ago.

•                  Food and beverage revenues were $215.3 million, compared to $197.9 million for the quarter ended December 31, 2013. Food and beverage revenues per patron increased 13.5% to $4.46, representing the highest in the history of the Company.

•                  Earnings from continuing operations and diluted earnings per share from continuing operations were $29.8 million and $0.30, respectively, compared to $282.6 million and $3.62, respectively, for the three months ended December 31, 2013.  The prior year period included a tax benefit related to the reversal of a non-cash deferred tax asset valuation allowance of $265.6 million, or $3.40 per diluted share.

•                  Adjusted EBITDA(1) was a Company record $140.1 million and Adjusted EBITDA Margin(1)  was 19.7%, compared to $112.9 million and 15.8%, respectively, for the three months ended December 31, 2013.

•                  Net earnings and diluted earnings per share were $29.8 million and $0.30, respectively, compared to $279.6 million and $3.58, respectively, for the three months ended December 31, 2013. The prior year period included a tax benefit related to the reversal of a non-cash deferred tax asset valuation allowance of $265.6 million, or $3.40 per diluted share.

“The momentum we have been building since our IPO continued in the fourth quarter, in spite of a lackluster film slate.  Being a leader in guest experience is fun, and it works for us, our customers and our shareholders.” said Gerry Lopez, AMC president and chief executive officer.  “Our relentless innovation and implementation of our five strategic initiatives is leading the revolution to change how America thinks about a trip to the movies.  By focusing on the guest experience, we successfully mitigated the impact of a sluggish box office in the fourth quarter and delivered a company record of $4.46 in food and beverage revenues per patron, a 13.5% increase over the same quarter a year ago.  Likewise in the fourth quarter, comfort and convenience continued to resonate with our guests, as our 53 reseated theatres provided a strong 13.8% increase in admissions revenues per screen compared to a year ago, which compares to a 4.3% industry decline over the same period.”

Highlights for the year ended 2014 include the following:

•                  Total revenues were $2,695.4 million compared to total revenues of $2,749.4 million for the year ended December 31, 2013.

•                  Admissions revenues were $1,765.4 million compared to $1,847.3 million for the 12 months ended December 31, 2013. Average ticket price increased 1.7% to $9.43.

•                  Food and beverage revenues were $797.7 million, compared to $786.9 million for the year ended December 31, 2013. Food and beverage revenues per patron increased 7.8% to $4.26, again, representing the highest in the history of the Company.

•                  Earnings from continuing operations and diluted earnings per share from continuing operations were $63.8 million and $0.65, respectively, compared to $363.1 million and $4.74, respectively, for the year ended December 31, 2013.  The prior year period included a tax benefit related to the reversal of a non-cash deferred tax asset valuation allowance of $265.6 million, or $3.47 per diluted share.

•                  Adjusted EBITDA(1) was a record $463.9 million and Adjusted EBITDA Margin(1) was 17.2%, compared to $448.1 million and 16.3%, respectively, for the year ended December 31, 2013.

•                  Net earnings and diluted earnings per share were $64.1 million and $0.66, respectively, compared to $364.4 million and $4.76, respectively, for the year ended December 31, 2013.  The prior year period included a tax benefit related to the reversal of a non-cash deferred tax asset valuation allowance of $265.6 million, or $3.47 per diluted share.

Lopez concluded, “2014 was a record setting year for AMC, notwithstanding a challenging box office. We achieved those records by staying true to our strategic initiatives to redefine the guest experience.  We believe we will continue to differentiate ourselves from the rest of the industry by leveraging and adapting our industry leading innovations to continue to exceed the expectations of our guests.  We expect 2015 to offer even more promise of bigger and better things to come.”

(1) (Reconciliations and definitions of non-GAAP financial measures are provided in the financial schedules accompanying this press release.)

Conference Call / Webcast Information

The Company will host a conference call via webcast for investors and other interested parties beginning at 4:00 p.m. CT/5:00 p.m. ET on Tuesday, February 17, 2015. To listen to the conference call via the internet, please visit the investor relations section of the AMC website at www.investor.amctheatres.com for a link to the webcast.  Investors and interested parties should go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.

Participants may also listen to the call by dialing (877) 407-3982, or (201) 493-6780 for international participants.

A podcast and archive of the webcast will be available on the Company’s website after the call for a limited time.

About AMC Entertainment Holdings, Inc.

AMC (NYSE:AMC) is the guest experience leader with 348 locations and 4,960 screens located primarily in the United States. AMC has propelled innovation in the theatrical exhibition industry and continues today by delivering more comfort and convenience, enhanced food & beverage, greater engagement and loyalty, premium sight & sound, and targeted programming. AMC operates the most productive theatres in the country’s top markets, including No. 1 market share in the top three markets (NY, LA, Chicago). www.amctheatres.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “estimate,” “project,” “intend,” “expect,” “should,” “believe,” “continue,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased supply, quality and performance of, and delays in our access to, motion pictures; risks relating to our significant indebtedness; our ability to utilize net operating loss carry forwards to reduce future tax liability; increased competition in the geographic areas in which we operate and from alternative film delivery methods and other forms of entertainment; continued effectiveness of our strategic initiatives; the impact of shorter theatrical exclusive release windows; the impact of governmental regulation, including anti-trust review of our acquisition opportunities; unexpected delays and costs related to our optimization of our theatre circuit; and failures, unavailability or security breaches of our information systems.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of these risks and uncertainties, see the section entitled “Risk Factors” in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 4, 2014, our Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 7, 2014, and our other public filings. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances, except as required by applicable law.

(Tables follow)

AMC Entertainment Holdings, Inc.

Consolidated Statements of Operations

For the Fiscal Periods Ended 12/31/14 and 12/31/13

(dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended		Four Quarters Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenues
Admissions	$460,253	$482,149	$1,765,388	$1,847,327
Food and beverage	215,309	197,886	797,735	786,912
Other theatre	36,593	32,942	132,267	115,189

Total revenues	712,155	712,977	2,695,390	2,749,428

Operating costs and expenses
Film exhibition costs	244,318	258,187	934,246	976,912
Food and beverage costs	29,318	27,293	111,991	107,325
Operating expense	186,413	192,582	733,338	726,641
Rent	114,176	112,615	455,239	451,828
General and administrative:
Merger, acquisition and transaction costs	149	931	1,161	2,883
Other	18,543	37,491	64,873	97,288
Depreciation and amortization	55,467	50,102	216,321	197,537
Impairment of long-lived assets	3,149	—	3,149	—

Operating costs and expenses	651,533	679,201	2,520,318	2,560,414

Operating income	60,622	33,776	175,072	189,014
Other expense (income)
Other expense (income)	53	(1,231)	(8,344)	(1,415)
Interest expense:
Corporate borrowings	26,528	32,259	111,072	129,963
Capital and financing lease obligations	2,408	2,350	9,867	10,264
Equity in earnings of non-consolidated entities	(9,315)	(9,292)	(26,615)	(47,435)
Investment expense (income)	(641)	1,322	(8,145)	(2,084)

Total other expense	19,033	25,408	77,835	89,293

Earnings from continuing operations before income taxes	41,589	8,368	97,237	99,721
Income tax provision (benefit)	11,770	(274,243)	33,470	(263,383)

Earnings from continuing operations	29,819	282,611	63,767	363,104
Gain (loss) from discontinued operations, net of income taxes	—	(2,994)	313	1,296

Net earnings	$29,819	$279,617	$64,080	$364,400

Diluted earnings per share:
Earnings from continuing operations	$0.30	$3.62	$0.65	$4.74
Earnings (loss) from discontinued operations	—	(0.04)	0.01	0.02
Net earnings per share	$0.30	$3.58	$0.66	$4.76

Average shares outstanding diluted	97,865	78,092	97,700	76,527

Balance Sheet Data (at period end):

(dollars in thousands)

(unaudited)

	As of
	December 31,	December 31,
	2014	2013
Cash and equivalents	$218,206	$546,454
Corporate borrowings	1,791,005	2,078,811
Other long-term liabilities	419,717	370,946
Capital and financing lease obligations	109,258	116,199
Stockholders’ equity	1,512,732	1,507,470
Total assets	4,763,732	5,046,724

Other Data:

(in thousands, except operating data)

(unaudited)

	Quarter Ended		Four Quarters Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net cash provided by operating activities	178,712	152,677	297,302	357,342
Capital expenditures	(87,766)	(85,462)	(270,734)	(260,823)
Screen additions	17	12	29	12
Screen acquisitions	6	12	36	37
Screen dispositions	7	—	33	29
Construction openings (closures), net	(15)	2	(48)	(32)
Average screens-continuing operations	4,874	4,865	4,871	4,859
Number of screens operated	4,960	4,976	4,960	4,976
Number of theatres operated	348	345	348	345
Screens per theatre	14.3	14.4	14.3	14.4
Attendance (in thousands) -continuing operations	48,229	50,400	187,241	199,270

Reconciliation of Adjusted EBITDA:

(dollars in thousands)

(unaudited)

	Quarter Ended		Four Quarters Ended
	December 31,		December 31,
	2014	2013	2014	2013
Earnings from continuing operations	$29,819	$282,611	$63,767	$363,104
Plus:
Income tax provision (benefit)	11,770	(274,243)	33,470	(263,383)
Interest expense	28,936	34,609	120,939	140,227
Depreciation and amortization	55,467	50,102	216,321	197,537
Impairment of long-lived assets	3,149	—	3,149	—
Certain operating expenses (2)	3,961	4,194	21,686	13,913
Equity in earnings of non-consolidated entities	(9,315)	(9,292)	(26,615)	(47,435)
Cash distributions from non-consolidated entities	11,485	10,701	35,243	31,501
Investment expense (income)	(641)	1,322	(8,145)	(2,084)
Other expense (income) (3)	53	3	(8,344)	(127)
General and administrative expense-unallocated:
Merger, acquisition and transaction costs	149	931	1,161	2,883
Stock-based compensation expense (4)	5,221	12,000	11,293	12,000
Adjusted EBITDA (1)	$140,054	$112,938	$463,925	$448,136

(1) We present Adjusted EBITDA as a supplemental measure of our performance that is commonly used in our industry. We define Adjusted EBITDA as earnings (loss) from continuing operations plus (i) income tax provision (benefit), (ii) interest expense and (iii) depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance and to include any cash distributions of earnings from our equity method investees. These further adjustments are itemized above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.  Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net earnings (loss) as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with U.S. GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt.

Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. For example,

Adjusted EBITDA:

•      does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;

•      does not reflect changes in, or cash requirements for, our working capital needs;

•      does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt;

•      excludes income tax payments that represent a reduction in cash available to us;  and

•      does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future.

(2) Amounts represent preopening expense, theatre and other closure expense, deferred digital equipment rent expense, and disposition of assets and other gains included in operating expenses.

(3) Other expense (income) was due to net gains on extinguishment of indebtedness related to the cash tender offer and redemption of the Notes due 2019, partially offset by other expenses.

(4) Non-cash expense included in General and administrative: Other

We define Adjusted EBITDA Margin as Adjusted EBITDA divided by Total Revenues.

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